As filed with the Securities and Exchange Commission on September 28, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Sunesis Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3295878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

341 Oyster Point Boulevard

South San Francisco, California 94080

(650) 266-3500

(Address of Principal Executive Offices including Zip Code)

Sunesis Pharmaceuticals, Inc. 1998 Stock Plan

Sunesis Pharmaceuticals, Inc. 2001 Stock Plan

Sunesis Pharmaceuticals, Inc. 2005 Equity Incentive Award Plan

Sunesis Pharmaceuticals, Inc. Employee Stock Purchase Plan

(Full title of the plans)

Daniel N. Swisher, Jr. President and Chief Executive Officer Sunesis Pharmaceuticals, Inc. 341 Oyster Point Boulevard South San Francisco, California 94080	Copies to: Alan C. Mendelson William C. Davisson Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, California 94025
(650) 266-3500	(650) 328-4600

(Name and address, including zip code, and telephone
number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.0001 per share	1,528,805	(2)	$2.97	(3)	$4,540,552	$534
Common Stock, par value $0.0001 per share	179,059	(4)	$2.55	(5)	$456,600	$54
Common Stock, par value $0.0001 per share	3,487,260	(6)	$6.75	(7)	$23,539,006	$2,771
Common Stock, par value $0.0001 per share	202,941	(8)	$6.75	(7)	$1,369,852	$161
Total			—		$29,906,010	$3,520

(1)                      This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)                      Represents 1,528,805 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Sunesis Pharmaceuticals, Inc. 1998 Stock Plan.

(3)                      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the options granted under the Sunesis Pharmaceuticals, Inc. 1998 Stock Plan.

(4)                      Represents 179,059 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Sunesis Pharmaceuticals, Inc. 2001 Stock Plan.

(5)                      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the options granted under the Sunesis Pharmaceuticals, Inc. 2001 Stock Plan.

(6)                      Represents 3,487,260 shares of Common Stock reserved for issuance upon the exercise of stock options that may be granted under the Sunesis Pharmaceuticals, Inc. 2005 Equity Incentive Award Plan.

(7)                      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high ($7.09) and low ($6.40) prices of the Common Stock as reported on The Nasdaq Stock Market on September 27, 2005.

(8)                      Represents 202,941 shares reserved for issuance under the Sunesis Pharmaceuticals, Inc. Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The following documents, which were filed with the Commission, are incorporated herein by reference:

(a)                                  the Registration Statement on Form S-1, as amended (File No. 333-121646), and as declared effective on September 27, 2005; and

(b)                                 the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                           Description of Securities.

Not Applicable.

Item 5.                                                           Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                                                           Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the Registrant may, in its discretion, indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance all expenses incurred by its directors and officers in connection with certain legal proceedings, and (iv) the rights conferred in the bylaws are not exclusive.

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Article VI of the amended and restated certificate of incorporation of the Registrant provides for the indemnification of directors to the fullest extent permissible under Delaware law.  The Registrant has entered into agreements with its directors and officers that require the registrant to indemnify such persons against expenses, judgments, fines and settlement amounts that any such person becomes legally obligated to pay in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its subsidiaries. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the Registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The underwriting agreement filed as Exhibit 1.1 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121646) provides for indemnification under certain circumstances by the underwriters of the registrant, its directors, and certain of its officers for liabilities arising under the Securities Act, or otherwise.

The Registrant maintains a directors’ and officers’ insurance and Registrant reimbursement policy.  The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions.

Item 7.                                                           Exemption from Registration Claimed.

Not Applicable.

Item 8.                                                           Exhibits.

The following is a list of exhibits filed as part of this Registration Statement and incorporated herein:

Exhibit Number	Description
5.1	Opinion of Latham & Watkins LLP.
10.1*	1998 Stock Plan and Form of Stock Option Agreement.
10.2*	2001 Stock Plan and Form of Stock Option Agreement.
10.3*	Sunesis Pharmaceuticals, Inc. 2005 Equity Incentive Award Plan and Form of Stock Option Agreement.
10.4*	Sunesis Pharmaceuticals, Inc. Employee Stock Purchase Plan and Enrollment Form.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP (see Exhibit 5.1).
24.1	Power of Attorney (see the signature pages hereto).

* Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-121646).

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Item 9.                                                           Undertakings.

(a)                                    The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South San Francisco, State of California, on this 28th day of September, 2005.

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Daniel N. Swisher, Jr.
Daniel N. Swisher, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel N. Swisher, Jr., Daryl B. Winter, Ph.D., Eric H. Bjerkholt and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James W. Young, Ph.D.	Executive Chairman of the Board	September 28, 2005
James W. Young, Ph.D.

President, Chief Executive Officer
/s/ Daniel N. Swisher, Jr.	and Director (Principal Executive	September 28, 2005
Daniel N. Swisher, Jr.	Officer)

Senior Vice President and Chief
/s/ Eric H. Bjerkholt	Financial Officer (Principal	September 28, 2005
Eric H. Bjerkholt	Financial and Accounting Officer)

/s/ Anthony B. Evnin, Ph.D.	Director	September 28, 2005
Anthony B. Evnin, Ph.D.

Signature	Title	Date

/s/ Stephen P.A. Fodor, Ph.D.	Director	September 28, 2005
Stephen P.A. Fodor, Ph.D.

/s/ Matthew K. Fust	Director	September 28, 2005
Matthew K. Fust

/s/ Steven D. Goldby	Director	September 28, 2005
Steven D. Goldby

/s/ Russell C. Hirsch, M.D., Ph.D.	Director	September 28, 2005
Russell C. Hirsch, M.D., Ph.D.

/s/ Jonathan S. Leff	Director	September 28, 2005
Jonathan S. Leff

/s/ James A. Wells, Ph.D.	Director	September 28, 2005
James A. Wells, Ph.D.

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Latham & Watkins LLP.
10.1*	1998 Stock Plan and Form of Stock Option Agreement.
10.2*	2001 Stock Plan and Form of Stock Option Agreement.
10.3*	Sunesis Pharmaceuticals, Inc. 2005 Equity Incentive Award Plan and Form of Stock Option Agreement.
10.4*	Sunesis Pharmaceuticals, Inc. Employee Stock Purchase Plan and Enrollment Form.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP (see Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).

* Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-121646).